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                                                                 EXHIBIT 99.2




                          CONSENT OF DIRECTOR DESIGNEE



March 10, 1998


     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a prospective director of Freedom Securities Corporation in the Prospectus included in this Registration Statement.



                                   By:  /s/ David P. Prokupek
                                      ------------------------------
                                   Name:    David P. Prokupek